UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

   Date of Report (date of earliest event reported): January 19, 2009

                        SPRING CREEK CAPITAL INC..
           (Exact Name of Registrant as Specified in Its Charter)

   Nevada                        333-135213                     98-0491567
(State or Other Jurisdiction (Commission File Number)         I.R.S. Employer
of Incorporation) 							Identification No.)

                           1365 N. Courtenay Parkway
                                    Suite A
                           Merritt Island, FL 32953
                   (Address of principal executive offices)

                               (321)-452-9091)
                         (Issuer's telephone number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[  ]	Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))











SECTION 5 ? Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	  At a Special Meeting of the Board of Directors of the Company held on
April 9, 2009, Richard P. Rifenburgh and Glenn T. Hall were appointed as additional directors of the Company, to serve until the next annual meeting of the shareholders. As a result of their appointment, the Board of Directors is now made up of three members, including Kelly T. Hickel, who also serves as Chairman and CEO. Mr. Rifenburgh and Mr. Hall are not officers, employees or more than 5 percent shareholders of the Company and are considered to be independent directors.

RICHARD P. RIFENBURGH has served as Chairman of the Board of Moval Management Corporation since 1968. Moval Management Corporation is a management Consulting firm that specializes in restoring companies in financial distress. From February 1989 until May 1991 Mr. Rifenburgh served as Chairman of the Board and Chief Executive Officer of Miniscribe Corporation, a publicly-held holding company and manufacturer of computer disc drives. From 1987 to 1990 he was a General Partner at Hambrecht and Quist Venture Partners, a venture capital organization. From 1988 to 1990 he was Chairman of the Board and Chief Executive Officer of Ironstone Group, Inc., and a publicly-held company. From1996 to 2002 he served on the Board of Directors of Tristar Corporation, a publicly-held manufacturer of cosmetics and fragrances that filed for bankruptcy in 2001. From 1992 to 2001 Mr. Rifenburgh served as a director of Concurrent Computer Corporation, which is a publicly reporting company. He is also non-executive Chairman of Paradise Music & Entertainment Inc. (PDSE) and a director of United EcoEnergy, Inc. a business development Company, where he also serves as Chair of the Audit Committee and the Compensation Committee.

GLENN T. HALL is a veteran financial intermediary. Mr. Hall?s early career began in clerical branch banking. Eventually Mr. Hall was appointed Regional Manager of Commercial Lending on Long Island. He also held lending positions at Chemical Bank, European American Bank and Citytrust before leaving banking to start an international private investment banking company specializing in commercial, real estate and international lending.

Over the years he has arranged literally hundreds of commercial and real estate loans and mortgages for individuals and corporations. Additionally, Mr. Hall has been integrally involved in establishing public companies and remains active as a member of the boards of directors of several companies including not for profit. Mr. Hall is an expert in real estate and commercial finance and highly regarded as a creative and innovative financier.

He is a graduate of Fairleigh Dickenson University with a B.S. in Accounting and personal hobbies include Handball, Tennis, Golf and Hiking.

     There are no transactions, or series of transactions, since the beginning of the Company?s current fiscal year on January 1, 2009, or any proposed transaction, to which the Company or any subsidiary, was or is to be a party in which Mr. Rifenburgh or Mr. Hall had, or will have, a direct or indirect interest. There is no material plan, contract or arrangement (whether or not written)or any amendments to existing such plans, contracts or agreements, involving the Company to which Mr. Rifenburgh or Mr. Hall, is a party.

SECTION  9.    FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial  Statements.
             ----------------------

     None.

     (b)     Exhibits.

     None
This report on Form 8-K may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of the Company to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of revenue, expenses, earnings or losses from operations or investments, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include risks that are described from time to time in our Securities and Exchange Commission, or the SEC, reports filed before this report.

We use words such as anticipates, believes, expects, future, intends and similar expressions to identify forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements for any reason. We caution you that forward-looking statements of this type are subject to uncertainties and risks, many of which cannot be predicted or quantified.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Date: April 17, 2009


                            SPRING CREEK CAPITAL, INC.



                            By /s/ Kelly T. Hickel
                              --------------------------------
                                Kelly T. Hickel
                                Chief Executive Officer




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